FIRST AMENDMENT TO CREDIT AGREEMENT (this "Agreement") dated as of March 18, 1998, among ENTERTAINMENT PROPERTIES TRUST, a real estate investment trust duly organized and validly existing under the laws of the State of Maryland (the "Borrower"); EPT DOWNREIT, INC., a corporation duly organized and validly existing under the laws of the State of Missouri (the "Subsidiary Guarantor"; and together with the Borrower, the "Obligors"); each of the lenders that is a signatory hereto identified under the caption "LENDERS" on the signature pages hereto (individually, a "Lender" and, collectively, the "Lenders"); and THE BANK OF NEW YORK, a New York banking corporation, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the "Administrative Agent").

                            RECITALS:

          A. The Borrower, the Subsidiary Guarantor, the Lenders and the Agent are parties to a Credit Agreement dated as of March 2, 1998 (said Credit Agreement, as so amended and as same may be further amended, modified and supplemented and in effect from time to time, being herein called the "Credit Agreement"; and, except as otherwise herein expressly provided, all capitalized terms used herein shall have the meaning assigned to such terms in the Credit Agreement), which Credit Agreement provides, among other things, for revolving Loans to be made by the Lenders to the Borrower and Letters of Credit to be issued by the Issuing Lender on behalf of the Borrower in an aggregate principal or face amount not exceeding $200,000,000 to finance the operations of the Obligors for the Permitted Uses.

          B.   The parties hereto desire to amend the Credit
Agreement in accordance with that certain letter agreement dated as of March 2, 1998 among the parties hereto.

          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          Section 1.     Amendment of Credit Agreement.  The
Credit Agreement is hereby deemed amended as follows:

          (a)  The definitions of "Applicable Margin", "Total
Indebtedness" and "Total Market Value of Real Estate" in Section
1.01 of the Credit Agreement are hereby deleted in their entirety and replaced with the following definitions:

          ""Applicable Margin" means, with respect to any Base Rate Loan or Eurodollar Loan, or with respect to the commitment fees payable hereunder, as the case may be, during any Interest Accrual Period (as defined below), the rate per annum set forth below under the caption "Base Rate Margin", "Eurodollar Margin" or "Commitment Fee Rate", respectively, based on the Total Leverage Ratio for such Interest Accrual period:

Total Leverage      Base Rate      Eurodollar     Commitment
   Ratio:           Loan Margin    Loan Margin      Fee Rate

   >30%             0.500%           1.750%            0.25%
   <30%             0.375%           1.625%            0.20%

          Notwithstanding the foregoing, in the event the Borrower obtains an investment grade rating from either S&P or Moody's, (a) the Applicable Margins for Base Rate Loans and Eurodollar Loans will be reduced by 0.25% (but not below 0) and
(b) the commitment fee rate will be reduced to 0.175%.

          For purposes hereof, an "Interest Accrual Period" means
(i) initially, the period commencing on the Effective Date to but not including the Quarterly Date falling on or nearest to March 31, 1998, and (ii) thereafter, the period commencing on a Quarterly Date to but not including the immediately following Quarterly Date. The Total Leverage Ratio for the initial Interest Accrual Period shall be determined on the basis of the certificate of a Financial Officer of the Borrower delivered pursuant to Section 7.01(h). The Total Leverage Ratio for any Interest Accrual Period after the initial Interest Accrual Period shall be determined on the basis of a certificate of a Financial Officer of the Borrower setting forth a calculation of the Total Leverage Ratio as at the last day of the fiscal quarter immediately preceding such Interest Accrual Period (i.e., the Total Leverage Ratio for the Interest Accrual Period commencing April 1, 1998 shall be determined on the basis of the Total Leverage Ratio as at March 31, 1998, the Total Leverage Ratio for the Interest Accrual Period commencing July 1, 1998 shall be determined on the basis of the Total Leverage Ratio as at June 30, 1998, and so forth), each of which certificates shall be delivered together with the financial statements for the fiscal quarter on which such calculation is based.

          Anything in this Agreement to the contrary notwithstanding, the Applicable Margin for Base Rate Loans, Eurodollar Loans and commitment fees shall be the highest rate per annum provided for above (i.e., 0.500% with respect to Base Rate Loans, 1.750% with respect to Eurodollar Loans and 0.25% with respect to commitment fees) (A) during any period when an Event of Default shall have occurred and be continuing, including the determining of the Post-Default Rate, or (B) if a certificate of a Financial Officer of the Borrower shall not be delivered as provided above prior to the beginning of any Interest Accrual Period, for such period commencing on the first day of such Interest Accrual Period and ending on the date of delivery of such certificate."

          ""Total Indebtedness" means, as at any date, the sum, for the Borrower and its Subsidiaries (determined on a consolidated basis without duplication in accordance with
     GAAP), of the following: (a) all Indebtedness (including, without limitation, the aggregate amount of Loans and Letter of Credit Liabilities under this Agreement) and (b) all other liabilities that should be classified as liabilities on a balance sheet, including, without limitation, all reserves (other than general contingency reserves) and all deferred taxes and other deferred items, but excluding
     (i) dividends declared but not yet paid and (ii) trade payables in the ordinary course of business so long as such trade payables are payable within 90 days after the date of the original invoice therefor."

          ""Total Market Value of Real Estate" means, as of any date, (a) Net Operating Income for the Borrower's most recently completed fiscal quarter (less maintenance capital expenditures) multiplied by (b) four and divided by (c) a capitalization rate of 10.75%; provided, however, all real properties that are leased to lessees whose consolidated net worth, or the consolidated net worth of their respective guarantors, is less than $25,000,000 shall be capitalized at a rate of 12.5%; and in the absence of historical financial information, pro forma financial information shall be used for the first quarter in the first year of the applicable lease."

          (b) Section 9.10(c) of the Credit Agreement is hereby deleted in its entirety and replaced with the following subparagraph (c):

          "(c) Maximum Non-Recourse Secured Leverage Ratio. As at the end of each fiscal quarter, the Non-Recourse Secured
     Leverage Ratio shall not exceed 25% at any time."

          (c) The text of item no. 9 in Section III(a) and the text of item no. 10 in Section IV(a) of the form of Borrowing Base Certificate attached as Exhibit B of the Credit Agreement are hereby deleted in their entirety and replaced with the following language in both such sections:

          "Other Balance Sheet Liabilities (excluding trade payables not more than 90 days old and dividends payable)"

          (d) The table set forth in Section IV(b) of the form of Borrowing Base Certificate attached as Exhibit B to the Credit
Agreement is hereby deleted in its entirety and replaced with the following table:


                    Quarterly                                 Total
                      Net      Capital      Capital-          Market
Real Estate         Operating Improvement   ization   Owner-  Value of
Properties          Income    Reserve        Rate     ship %  Real Estate

[List each
Real Estate
Property]            $        $               ___%      ___%   $




                TOTAL MARKET VALUE OF REAL ESTATE         $___________


          (e)  Sections VII and VIII of the form of Borrowing
Base Certificate attached as Exhibit B to the Credit Agreement are hereby deleted in their entirety and replaced with the following:


     "VII.     FIXED CHARGES RATIO (Section 9.10(e)):

          As at the end of [INSERT LAST DATE OF MOST RECENT
     FISCAL QUARTER], the Fixed Charges Ratio was ___ to 1, based on the following computations:

          (a)  EBITDA, as computed below:

               Real Estate         Quarterly
               Properties          EBITDA

               [List each Real
               Estate Property]    $__________


               TOTAL               $__________

          (b)  Total Fixed Charges for such quarter:       $

               (i)  Debt Service:                      $
                    (A)  [ITEMIZE PRINCIPAL
                         PAYMENTS]
                    (B)  [ITEMIZE INTEREST
                         EXPENSE BEFORE
                         SUBTRACTING
                         INTEREST INCOME]              $
               (ii) Capital Improvement Reserves       $
               (iii)     Preferred dividends           $_______
                                   Subtotal            $
               (iv) Less interest income               ($______)
                                           TOTAL       $


     VIII.     INTEREST COVERAGE RATIO (Section 9.10(f)):

          As at the end of [INSERT LAST DATE OF MOST RECENT
     FISCAL QUARTER], the Interest Coverage Ratio was ___ to 1, based on the following computations:

          (a)  EBITDA (see total quarterly EBITDA
               computation in Section VII (a) above)             $

          (b)  Interest Expense for such quarter,
               computed as follows:                              $

               (i)  Interest Expense for such quarter
                    (see computations in
                    SectionVII(b)(i)(B) above)         $

               (ii) Less interest income for such
                    quarter                            ($______)
                         TOTAL NET
                         INTEREST EXPENSE              $

          Section 2.     Obligor Representations.  Each of the
Obligors hereby represents and warrants to the Agent and the Lenders as follows:

          (a) Each of the representations and warranties of the Obligors contained or incorporated in the Credit Agreement, as amended by this Agreement, or any of the other Loan Documents, are true and correct in all material respects on and as of the date hereof (except if any such representation or warranty is expressly stated to have been made as of a specific date, then as of such specific date);

          (b) As of the date hereof and immediately after giving effect to this Agreement and the actions contemplated thereby, no Default shall have occurred and be continuing;
     and

          (c) Each Obligor has all necessary real estate investment trust or corporate, as applicable, power and authority to execute, deliver and perform its obligations under this Agreement; each Obligor of this Agreement has been duly authorized by all necessary real estate investment trust or corporate, as applicable, action on its part; and this Agreement has been duly and validly executed and delivered by each Obligor and constitutes each Obligor's legal, valid and binding obligation, enforceable in accordance with their respective terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          Section 3.     Ratification.  Except as modified
herein, all of the Loan Documents are hereby ratified and confirmed on behalf of the parties hereto.

          Section 4.     Miscellaneous.

          (a)  GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED
BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF
NEW YORK.

          (b) Amendments, Etc. The terms of this Agreement may be waived, modified and amended only by an instrument in writing duly executed by the Borrower and the Agent (with any required consent of the Lenders pursuant to the Credit Agreement). Any such waiver, modification or amendment shall be binding upon each Obligor, the Agent, each Lender and each holder of any of the Notes.

          (c) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Obligors, the Agent, the Lenders and any holder of any of the Notes (provided, however, that (a) no Obligor shall assign or transfer its rights or obligations hereunder except as provided in Section 12.06(a) of the Credit Agreement and (b) any assignment by the Lenders shall be subject to the terms of Section 12.06(b) of the Credit Agreement).

          (d) Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

          (e) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

          (f) Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

                     [Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                              BORROWER

                              ENTERTAINMENT PROPERTIES TRUST


                              By___________________________
                                 Name:
                                 Title:


                              SUBSIDIARY GUARANTORS

                              EPT DOWNREIT, INC.


                              By___________________________
                                 Name:
                                 Title:

                              LENDERS

                              THE BANK OF NEW YORK


                              By___________________________
                                 Name:
                                 Title:


                              THE BANK OF NOVA SCOTIA,
                                 NEW YORK AGENCY



                              By_____________________
                                 Name:
                                 Title:


                              GOLDMAN SACHS MORTGAGE COMPANY

                              Goldman Sachs Real Estate Funding
                              Corp., its General Partner


                              By_______________________
                                 Name:
                                 Title:


                              BANK LEUMI USA


                              By______________________
                                 Name:
                                 Title:

                              ADMINISTRATIVE AGENT

                              THE BANK OF NEW YORK,
                                 as Administrative Agent


                              By__________________________
                                 Name:
                                 Title: